SECOND QUARTER 2019

FINANCIAL SUPPLEMENT

If you need further information, please contact:
Aarti Bowman, Investor Relations
901-523-4017
aagoorha@firsthorizon.com

FHN TABLE OF CONTENTS
Other Information
This financial supplement contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, natural disasters, and items mentioned in this financial supplement and in First Horizon National Corporation’s (“FHN”) most recent earnings release, as well as critical accounting estimates and other factors described in FHN’s recent filings with the SEC. FHN disclaims any obligation to update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements to reflect future events or developments.

Use of Non-GAAP Measures and Regulatory Measures that are not GAAP
Certain measures are included in this financial supplement that are “non-GAAP,” meaning (under U.S. financial reporting rules) they are not presented in accordance with generally accepted accounting principles (“GAAP”) in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. Although other entities may use calculation methods that differ from those used by FHN for non-GAAP measures, FHN’s management believes such measures are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are reported to FHN’s management and Board of Directors through various internal reports.

Presentation of regulatory measures, some of which follow regulatory definitions rather than GAAP, provides a meaningful base for comparability to other financial institutions subject to the same regulations as FHN. Such measures are used by the various banking regulators in reviewing the performance, stability, and capital adequacy of financial institutions they regulate. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this financial supplement include: common equity tier 1 capital, generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations; risk weighted assets (“RWA”), which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios; and pre-provision net revenue (“PPNR”), calculated by adding the provision/(provision credit) for loan losses to income before income taxes, excluding securities gains/(losses).

The non-GAAP measures presented in this financial supplement are return on average tangible common equity (“ROTCE”), tangible common equity (“TCE”) to tangible assets (“TA”), and tangible book value ("TBV") per common share.

Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items on page 22 of this financial supplement.

FIRST HORIZON NATIONAL CORPORATION SEGMENT STRUCTURE

FIRST HORIZON NATIONAL CORPORATION
Regional Banking
Consumer
Commercial
Fixed Income
Fixed Income Products
Other Products
Corporate
Corporate Functions
Investment Portfolio
Risk Management
Non-Strategic
Run-off Consumer Lending
TRUPS Loans
Other Exited Businesses

FHN PERFORMANCE HIGHLIGHTS

Summary of Second Quarter 2019 Notable Items
Segment	Item	Income Statement	Amount Favorable/ (Unfavorable)	Comments
Corporate	Restructuring, repositioning, and efficiency initiatives	Noninterest expense: various	$(18.7) million	Pre-tax expense associated with asset impairments, professional fees, and severance-related costs associated with efficiency initiatives

Corporate	Rebranding expenses	Noninterest expense: various	$(9.1) million	Pre-tax expense associated with asset impairments, professional fees, and other customer-contact and technology-related expenses

Corporate	Acquisition expenses	Noninterest expense: various	$(8.6) million	Pre-tax acquisition-related expenses primarily associated with the Capital Bank Financial Corp. ("CBF") acquisition

Non-Strategic	Litigation expense reversal	Litigation and regulatory matters	$8.3 million	Pre-tax expense reversal related to the settlement of litigation matters

Second Quarter 2019 vs. First Quarter 2019

Consolidated
● 2Q19 diluted EPS of $.35 compared to $.31 in 1Q19

● Total revenue up 6% with increases in fee income and NII

● Increase in fee income largely due to higher fixed income revenue

● NII up from higher commercial loan balances and loan accretion, somewhat offset by the negative impact of a decline in LIBOR and loan spreads

● NIM of 3.34% in 2Q19 compared to 3.31% in 1Q19; increase primarily due to lower interest bearing cash, higher loan accretion, and a favorable shift in deposit mix (from market-indexed to core customer), somewhat offset by a decline in LIBOR and loan spreads

●    Loan loss provision at $13 million in 2Q19, up from $9 million in 1Q19

●    Expenses up 1% primarily driven by notable items
       ●   2Q19 expense also favorably impacted by cost savings from efficiency initiatives

●    Average loan growth of 5%

(Thousands, except per share data)	2Q19	1Q19	Change
Income Statement
Net interest income	$303,610	$294,508	3%
Noninterest income	157,993	141,045	12%
Total revenues	461,603	435,553	6%
Provision for loan losses	13,000	9,000	44%
Noninterest expense	300,394	296,090	1%
Income before income taxes	148,209	130,463	14%
Provision for income taxes	34,467	27,058	27%
Net income/(loss)	$113,742	$103,405	10%
Diluted EPS	$0.35	$0.31	13%

Balance Sheet (millions)
Average Loans	$28,672	$27,313	5%
Average Deposits	31,964	32,497	(2)%

Regional Banking
●       Strong loan and deposit growth
   ● Loan growth due to increases in C&I and specialty areas, with particular strength in loans to mortgage companies
   ●  Customer deposit growth from ongoing focus on new-to-bank households
   ● NII up from an increase in commercial loans, higher accretion, and more days in 2Q19

●    Fee income up 12% with solid growth in nearly all products and services

●    Provision expense primarily driven by increased reserves due to commercial loan growth and specific reserves for two commercial credits, one of which was partially charged off in 2Q19
      ●   Net charge-offs were $7.8 million in 2Q19, up from $5.5 million

●    Expenses down 3% primarily driven by lower personnel-related expense and broad-based cost savings across multiple line items driven by continued strategic focus on expense optimization

(Thousands)	2Q19	1Q19	Change
Net interest income	$297,328	$285,913	4%
Noninterest income	81,475	73,030	12%
Total revenues	378,803	358,943	6%
Provision for loan losses	17,775	13,443	32%
Noninterest expense	193,268	199,468	(3)%
Income before income taxes	$167,760	$146,032	15%
PPNR (a)	185,535	159,475	16%

Balance Sheet (millions)
Average loans	$27,533	$26,107	5%
Average deposits	29,954	29,590	1%
(a) Pre-provision net revenue is not a GAAP number but is used in regulatory stress test reporting. The presentation of PPNR in this Financial Supplement follows the regulatory definition.

Fixed Income
● Decline in interest rates and rate outlook favorably impacted 2Q19 activity

●     2Q19 ADR of $866 thousand, compared to ADR of $729 thousand in 1Q19, up 19% with growth across multiple trading desks from 1Q19

● Pre-tax income up from higher ADR, an increase in other product revenue, somewhat offset by higher variable compensation

(Thousands)	2Q19	1Q19	Change
Net interest income	$6,171	$7,331	(16)%
Noninterest income	65,622	53,807	22%
Total revenues	71,793	61,138	17%
Noninterest expense	55,770	50,774	10%
Income before income taxes	$16,023	$10,364	55%

FHN PERFORMANCE HIGHLIGHTS (continued)

Second Quarter 2019 vs. First Quarter 2019 (continued)

Corporate

●    Deferred compensation net impact of $.5 million with a fee income decrease of $3.5 million, offset by an expense decrease of $4.1 million

●    Expense increase driven by higher restructuring costs associated with efficiency initiatives and rebranding-related expenses, somewhat offset by lower acquisition-related costs

(Thousands)	2Q19	1Q19	Change
Net interest income	$(7,000)	$(7,803)	10%
Noninterest income	9,400	13,352	(30)%
Total revenues	2,400	5,549	(57)%
Noninterest expense	55,500	40,374	37%
Income before income taxes	$(53,100)	$(34,825)	(52)%

Non-Strategic
●  Non-Strategic results reflect continuing wind-down of the loan portfolio

●    Fee income in 2Q19 includes a $1.1 million gain on the sale and payoff of TRUPS loans

●    2Q19 includes an $8.3 million favorable expense reversal related to the settlement of litigation matters

(Thousands)	2Q19	1Q19	Change
Net interest income	$7,111	$9,067	(22)%
Noninterest income	1,496	856	75%
Total revenues	8,607	9,923	(13)%
Provision for loan losses	(4,775)	(4,443)	(7)%
Noninterest expense	(4,144)	5,474	NM
Income before income taxes	$17,526	$8,892	97%

Balance Sheet
Average loans	$1,011	$1,087	(7)%
NM - Not meaningful

Asset Quality
●    Increase in reserves primarily driven by loan growth within the commercial portfolio partially offset by declining balances in the non-strategic portfolio

●    Net charge-offs were $5.2 million in 2Q19 compared to $4.5 million in 1Q19; increase driven by one mortgage warehouse lending relationship

●    Nonperforming loans increased $29 million, primarily driven by one mortgage warehouse lending relationship

●    30+ delinquencies improved

(Thousands)	2Q19	1Q19	Change
Allowance for loan losses	$192,749	$184,911	4%
Allowance / loans %	0.65%	0.66%
Net Charge-offs	$5,162	$4,513	14%
Net charge-offs %	0.07%	0.07%
Nonperforming Loans (a)	$204,586	$181,624	13%
NPL %	0.69%	0.65%
30+ delinquencies	$58,861	$63,693	(8)%
30+ delinquencies %	0.20%	0.23%
* Amount is less than one percent.
(a) Excludes loans held-for-sale.

Capital and Liquidity
● Declared quarterly dividend of $.14 in 2Q19; dividend payout of 41%

● Repurchased 3.5 million shares (weighted average price - $14.30) in 2Q19 compared to 3.5 million shares (weighted average price - $14.85) in 1Q19

● $298.9 million remaining authorization under the stock purchase authorization first announced in January 2018, currently scheduled to expire January 31, 2021

● 2Q19 decrease in risk-based capital ratios largely driven by an increase in risk-weighted assets driven by period-end commercial loan growth

(millions)	2Q19	1Q19	Change
Common dividends declared (a)	$43.7	$44.3	(1)%
Preferred dividends declared	$1.6	$1.6	*
Share repurchases	$50.2	$51.5	(3)%
Capital Ratios (b)
Common Equity Tier 1	9.25%	9.62%
Tier 1	10.24%	10.65%
Total Capital	11.34%	11.78%
Leverage	9.05%	9.02%
* Amount is less than one percent.
(a) 2Q19 common dividends paid July 1, 2019; 1Q19 common dividends paid April 1, 2019.
(b) Regulatory capital ratios calculated under the Basel III risk-based capital rules as phased-in; current quarter is an estimate.

FHN CONSOLIDATED INCOME STATEMENT
Quarterly, Unaudited

						2Q19 Changes vs.
(Dollars in thousands, except per share data)	2Q19	1Q19	4Q18	3Q18	2Q18	1Q19	2Q18

Interest income	$412,089	$400,615	$401,186	$393,669	$387,811	3%	6%
Less: interest expense	108,479	106,107	98,674	87,969	76,879	2%	41%
Net interest income	303,610	294,508	302,512	305,700	310,932	3%	(2)%
Provision/(provision credit) for loan losses	13,000	9,000	6,000	2,000	—	44%	NM
Net interest income after provision for loan losses	290,610	285,508	296,512	303,700	310,932	2%	(7)%
Noninterest income:
Fixed income (a)	66,414	53,749	39,866	44,813	37,697	24%	76%
Deposit transactions and cash management (b)	32,374	31,621	25,422	35,792	36,083	2%	(10)%
Brokerage, management fees and commissions	14,120	12,633	13,380	14,200	13,740	12%	3%
Trust services and investment management	7,888	7,026	6,959	7,438	8,132	12%	(3)%
Bankcard income	6,355	6,952	7,570	7,744	7,195	(9)%	(12)%
Bank-owned life insurance	5,126	4,402	4,852	4,337	5,773	16%	(11)%
Securities gains/(losses), net (c)	49	31	(28)	212,859	31	58%	58%
Other (d)	25,667	24,631	12,253	21,789	18,874	4%	36%
Total noninterest income	157,993	141,045	110,274	348,972	127,525	12%	24%
Adjusted gross income after provision for loan losses	448,603	426,553	406,786	652,672	438,457	5%	2%
Noninterest expense:
Employee compensation, incentives, and benefits (e)	171,643	177,925	156,240	164,839	165,890	(4)%	3%
Repurchase and foreclosure provision (f)	(530)	(455)	(153)	(562)	(252)	(16)%	NM
Legal fees (g)	6,486	2,831	3,479	2,541	2,784	NM	NM
Professional fees (g)	11,291	12,299	8,842	9,270	15,415	(8)%	(27)%
Occupancy (g)	20,719	20,693	22,053	20,002	22,503	*	(8)%
Computer software	15,001	15,139	14,656	15,693	15,123	(1)%	(1)%
Contract employment and outsourcing	3,078	3,371	4,248	4,314	5,907	(9)%	(48)%
Operations services	11,713	11,488	12,945	13,121	14,653	2%	(20)%
Equipment rentals, depreciation, and maintenance	8,375	8,829	8,983	9,423	10,708	(5)%	(22)%
FDIC premium expense (h)	4,247	4,273	5,200	7,850	9,978	(1)%	(57)%
Advertising and public relations	5,574	7,242	7,718	8,365	5,070	(23)%	10%
Communications and courier	7,380	6,453	7,256	7,014	7,530	14%	(2)%
Amortization of intangible assets	6,206	6,216	6,461	6,460	6,460	*	(4)%
Other (d)	29,211	19,786	24,004	25,701	50,999	48%	(43)%
Total noninterest expense	300,394	296,090	281,932	294,031	332,768	1%	(10)%
Income before income taxes	148,209	130,463	124,854	358,641	105,689	14%	40%
Provision for income taxes (i)	34,467	27,058	24,049	83,925	19,697	27%	75%
Net income/(loss)	113,742	103,405	100,805	274,716	85,992	10%	32%
Net income attributable to noncontrolling interest	2,852	2,820	2,910	2,883	2,852	1%	*
Net income/(loss) attributable to controlling interest	110,890	100,585	97,895	271,833	83,140	10%	33%
Preferred stock dividends	1,550	1,550	1,550	1,550	1,550	*	*
Net income/(loss) available to common shareholders	$109,340	$99,035	$96,345	$270,283	$81,590	10%	34%
Common Stock Data
EPS (c)	$0.35	$0.31	$0.30	$0.83	$0.25	13%	40%
Basic shares (thousands)	314,063	317,435	321,505	324,406	325,153	(1)%	(3)%
Diluted EPS (c)	$0.35	$0.31	$0.30	$0.83	$0.25	13%	40%
Diluted shares (thousands)	315,786	319,581	323,885	327,252	328,426	(1)%	(4)%
Key Ratios & Other
Return on average assets (annualized) (c) (j)	1.11%	1.03%	0.99%	2.72%	0.86%
Return on average common equity (“ROCE”) (annualized) (c) (j)	9.79%	9.09%	8.81%	25.41%	7.86%
Return on average tangible common equity (“ROTCE”) (annualized) (c) (j) (k)	15.12%	14.17%	13.80%	40.51%	12.63%
Fee income to total revenue (j)	34.22%	32.38%	26.72%	30.81%	29.08%
Efficiency ratio (j)	65.08%	67.99%	68.30%	66.55%	75.90%
Average full time equivalent employees	5,287	5,524	5,563	5,623	5,873
NM - Not meaningful
* Amount is less than one percent.

(a)	2Q19 and 3Q18 include $1.1 million and $3.8 million, respectively, of gains from the reversal of previous valuation adjustments due to the sales and payoff of TRUPS loans.

(b)	4Q18 includes an $8.7 million unfavorable adjustment related to the return of excess fees received on Capital Bank debit card transactions.

(c)	3Q18 includes a pre-tax gain of $212.9 million from the sale of Visa Class B Shares which impacts certain performance measures in 3Q18.

(d)	Refer to the Other Income and Other Expense table on page 7 for additional information.

(e)
2Q19 and 1Q19 include severance-related costs associated with efficiency initiatives, refer to the Restructuring expense table on page 8 for additional information; 1Q19 and 4Q18 include $6.2 million and $(7.1) million, respectively, of deferred compensation expense.

(f) Expense reversals driven by the settlements/recoveries of certain repurchase claims.

(g)	Refer to the Acquisition, Restructuring, and Rebranding expense tables on page 8 for additional information about variability in quarterly balances.
(h) 4Q18 decrease due to the end of the FDIC assessment surcharge.

(i)	3Q18 reflects the tax effect on the gain on the sale of Visa Class B Shares.

(j)	See Glossary of Terms for definitions of Key Ratios.

(k)	This non-GAAP measure is reconciled to ROCE (GAAP) in the Non-GAAP to GAAP reconciliation on page 22 of this financial supplement.

FHN OTHER INCOME AND OTHER EXPENSE
Quarterly, Unaudited

						2Q19 Changes vs.
(Thousands)	2Q19	1Q19	4Q18	3Q18	2Q18	1Q19	2Q18

Other Income
ATM and interchange fees	$4,262	$3,241	$3,411	$3,263	$3,413	32%	25%
Dividend income	1,809	2,313	2,425	2,757	3,124	(22)%	(42)%
Electronic banking fees	1,267	1,271	1,393	1,309	1,228	*	3%
Letter of credit fees	1,253	1,368	1,447	1,307	1,295	(8)%	(3)%
Mortgage banking	2,572	1,886	3,077	2,533	2,431	36%	6%
Deferred compensation (a)	1,938	5,474	(6,124)	1,458	991	(65)%	96%
Insurance commissions	566	624	467	396	476	(9)%	19%
Other service charges	5,624	3,869	3,513	3,758	3,728	45%	51%
Gain/(loss) on extinguishment of debt	—	(1)	(14)	(1)	—	NM	NM
Other (b)	6,376	4,586	2,658	5,009	2,188	39%	NM
Total	$25,667	$24,631	$12,253	$21,789	$18,874	4%	36%

Other Expense
Litigation and regulatory matters (c)	$(8,230)	$13	$35	$(1,541)	$16	NM	NM
Tax credit investments	267	675	1,126	1,370	1,079	(60)%	(75)%
Travel and entertainment	2,906	2,712	4,340	3,988	5,131	7%	(43)%
Employee training and dues	1,251	1,457	1,908	1,682	1,849	(14)%	(32)%
Customer relations	1,540	1,599	1,834	1,328	1,358	(4)%	13%
Miscellaneous loan costs	857	1,027	1,012	543	1,035	(17)%	(17)%
Supplies	1,342	1,804	1,459	1,635	1,987	(26)%	(32)%
OREO	25	(366)	456	1,256	810	NM	(97)%
Other insurance and taxes	2,495	2,694	1,506	2,761	2,752	(7)%	(9)%
Non-service components of net periodic pension and post retirement cost	559	432	1,632	1,585	1,530	29%	(63)%
Other (d)	26,199	7,739	8,696	11,094	33,452	NM	(22)%
Total	$29,211	$19,786	$24,004	$25,701	$50,999	48%	(43)%
NM - Not meaningful
*Amount is less than one percent.

(a)	Amounts driven by market conditions and are mirrored by changes in deferred compensation expense which is included in employee compensation expense.

(b)	4Q18 includes a $1.8 million negative valuation adjustment on HFS consumer loans included in the Non-Strategic segment; 3Q18 includes $.8 million of gains on the sales of buildings.

(c)
2Q19 includes an $8.3 million expense reversal related to the settlement of litigation matters within the Non-Strategic segment; 3Q18 includes a $1.6 million expense reversal related to a recovery of prior litigation losses within the Regional Banking segment.

(d)
Refer to the Acquisition, Restructuring, and Rebranding expense tables on page 8 for additional information about variability in quarterly balances; 2Q18 includes $4.1 million of valuation adjustments associated with derivatives related to prior sales of Visa Class B shares.

ACQUISITION EXPENSE
Quarterly, Unaudited

						2Q19 Changes vs.
	2Q19	1Q19	4Q18	3Q18	2Q18	1Q19	2Q18

(Thousands)
Legal and professional fees (a)	$4,478	$1,867	$3,122	$4,593	$8,991	NM	(50)%
Employee compensation, incentives, and benefits (b)	1,472	1,517	2,543	3,112	3,849	(3)%	(62)%
Occupancy (c)	1,505	118	2,885	115	2,229	NM	(32)%
Contract employment and outsourcing (d)	17	—	(20)	599	1,703	NM	(99)%
Miscellaneous expense (e)	79	1,069	1,130	1,381	3,099	(93)%	(97)%
All other expense (f)	1,096	1,089	2,040	1,549	23,245	1%	(95)%
Total acquisition expense	$8,647	$5,660	$11,700	$11,349	$43,116	53%	(80)%
NM - Not meaningful

(a)	Primarily comprised of fees for legal, accounting, and merger consultants.

(b)	Primarily comprised of fees for severance and retention.

(c)	Primarily relates to fees associated with lease exit accruals.

(d)	Primarily relates to fees for temporary assistance for merger and integration activities.

(e)
Consists of fees for operations services, communications and courier, equipment rentals, deprecation and maintenance, supplies, travel and entertainment, computer software, and advertising and public relations.

(f)	Primarily relates to contract termination charges, costs of shareholder matters and asset impairments related to integration, as well as other miscellaneous expenses.

RESTRUCTURING EXPENSE
Quarterly, Unaudited

			2Q19 Changes vs.
	2Q19	1Q19	1Q19

(Thousands)
Legal and professional fees	$4,242	$4,295	(1)%
Employee compensation, incentives, and benefits	2,557	6,505	(61)%
Occupancy	72	817	(91)%
All other expense (a)	11,797	535	NM
Total acquisition expense	$18,668	$12,152	54%
NM - Not meaningful

(a)	Primarily relates to costs associated with asset impairments.

REBRANDING EXPENSE
Quarterly, Unaudited

2Q19

(Thousands)
Legal and professional fees	$882
Advertising and public relations	423
Supplies	325
Miscellaneous expense	38
All other expense (a)	7,406
Total acquisition expense	$9,074

(a)	Primarily relates to costs associated with fixed asset impairments.

FHN CONSOLIDATED PERIOD-END BALANCE SHEET
Quarterly, Unaudited

						2Q19 Changes vs.
(Thousands)	2Q19	1Q19	4Q18	3Q18	2Q18	1Q19	2Q18

Assets:
Investment securities	$4,425,609	$4,626,322	$4,636,470	$4,618,383	$4,734,411	(4)%	(7)%
Loans held-for-sale (a)	447,106	594,662	679,149	725,651	692,659	(25)%	(35)%
Loans, net of unearned income	29,712,810	27,990,048	27,535,532	27,350,214	27,701,740	6%	7%
Federal funds sold	50,705	167,602	237,591	113,722	91,303	(70)%	(44)%
Securities purchased under agreements to resell	602,919	474,679	386,443	687,437	782,765	27%	(23)%
Interest-bearing cash (b)	593,180	1,013,254	1,277,611	531,681	750,634	(41)%	(21)%
Trading securities	1,668,942	1,681,727	1,448,168	1,930,991	1,649,470	(1)%	1%
Total earning assets	37,501,271	36,548,294	36,200,964	35,958,079	36,402,982	3%	3%
Cash and due from banks	596,081	570,589	781,291	642,051	602,952	4%	(1)%
Fixed income receivables (c)	147,574	46,782	38,861	177,802	68,148	NM	NM
Goodwill	1,432,787	1,432,787	1,432,787	1,409,822	1,409,276	*	2%
Other intangible assets, net	142,612	148,818	155,034	161,495	167,955	(4)%	(15)%
Premises and equipment, net	454,271	484,494	494,041	506,453	525,175	(6)%	(14)%
Other real estate owned ("OREO")	19,286	23,396	25,290	28,628	29,712	(18)%	(35)%
Allowance for loan losses	(192,749)	(184,911)	(180,424)	(185,959)	(185,462)	4%	4%
Derivative assets	185,521	118,128	81,475	54,476	122,056	57%	52%
Other assets (d)	1,885,116	1,910,626	1,802,939	1,883,077	1,934,001	(1)%	(3)%
Total assets	$42,171,770	$41,099,003	$40,832,258	$40,635,924	$41,076,795	3%	3%

Liabilities and Equity:
Deposits:
Consumer interest	$13,705,969	$13,707,310	$13,327,104	$12,800,892	$12,780,195	*	7%
Commercial interest	6,660,056	6,729,999	6,172,159	5,735,486	5,547,510	(1)%	20%
Market-indexed (e)	3,855,545	4,062,531	5,042,412	4,445,826	4,412,272	(5)%	(13)%
Total interest-bearing deposits	24,221,570	24,499,840	24,541,675	22,982,204	22,739,977	(1)%	7%
Noninterest-bearing deposits	8,086,748	7,963,048	8,141,317	8,025,881	8,237,890	2%	(2)%
Total deposits	32,308,318	32,462,888	32,682,992	31,008,085	30,977,867	*	4%
Federal funds purchased	666,007	339,360	256,567	437,474	351,655	96%	89%
Securities sold under agreements to repurchase	764,308	745,788	762,592	678,510	713,152	2%	7%
Trading liabilities	558,347	429,669	335,380	739,694	743,721	30%	(25)%
Other short-term borrowings (f)	865,347	140,832	114,764	1,069,912	1,836,852	NM	(53)%
Term borrowings (g)	1,186,646	1,177,926	1,170,963	1,200,134	1,227,281	1%	(3)%
Fixed income payables (c)	66,369	100,290	9,572	36,939	14,739	(34)%	NM
Derivative liabilities	88,485	107,123	133,713	170,324	135,349	(17)%	(35)%
Other liabilities (d)	741,862	748,606	580,335	552,921	526,430	(1)%	41%
Total liabilities	37,245,689	36,252,482	36,046,878	35,893,993	36,527,046	3%	2%
Equity:
Common stock	195,299	197,101	199,108	202,464	203,127	(1)%	(4)%
Capital surplus	2,941,696	2,983,948	3,029,425	3,101,102	3,113,612	(1)%	(6)%
Undivided profits	1,660,520	1,595,568	1,542,408	1,484,959	1,254,069	4%	32%
Accumulated other comprehensive loss, net	(262,489)	(321,151)	(376,616)	(437,649)	(412,114)	(18)%	(36)%
Preferred stock	95,624	95,624	95,624	95,624	95,624	*	*
Noncontrolling interest (h)	295,431	295,431	295,431	295,431	295,431	*	*
Total equity	4,926,081	4,846,521	4,785,380	4,741,931	4,549,749	2%	8%
Total liabilities and equity	$42,171,770	$41,099,003	$40,832,258	$40,635,924	$41,076,795	3%	3%
NM - Not meaningful
*Amount is less than one percent.

(a)	2Q19 includes $369.1 million of SBA and USDA loans, $72.2 million of mortgage loans, and $5.8 million of other consumer loans.

(b)	Includes excess balances held at Fed.

(c)	Period-end balances fluctuate based on the level of pending unsettled trades.

(d)
1Q19 increase largely driven by the adoption of ASU 2016-02, "Leases" which resulted in approximately $180 million of lease assets and approximately $200 million of lease liabilities being added to the balance sheet.

(e)	Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

(f)	Balance fluctuates largely based on the level of FHLB borrowings as a result of loan demand and deposit levels.

(g)	4Q18 and 3Q18 decreases include the retirement of $35.1 million and $10.3 million, respectively, of TRUPS debt.

(h)	Consists of preferred stock of subsidiaries.

FHN CONSOLIDATED AVERAGE BALANCE SHEET
Quarterly, Unaudited

						2Q19 Changes vs.
(Thousands)	2Q19	1Q19	4Q18	3Q18	2Q18	1Q19	2Q18

Assets:
Earning assets:
Loans, net of unearned income:
Commercial, financial, and industrial (C&I)	$17,952,866	$16,428,088	$15,952,608	$16,038,920	$15,958,162	9%	12%
Commercial real estate	3,910,466	3,959,592	4,170,186	4,226,580	4,198,275	(1)%	(7)%
Consumer real estate	6,109,805	6,194,147	6,274,799	6,199,910	6,217,618	(1)%	(2)%
Permanent mortgage	200,234	216,037	228,184	348,922	369,144	(7)%	(46)%
Credit card and other	498,790	515,436	528,866	532,890	555,588	(3)%	(10)%
Total loans, net of unearned income (a)	28,672,161	27,313,300	27,154,643	27,347,222	27,298,787	5%	5%
Loans held-for-sale (b)	606,685	670,401	714,388	727,508	727,212	(10)%	(17)%
Investment securities:
U.S. treasuries	99	99	98	98	98	*	1%
U.S. government agencies	4,461,712	4,494,814	4,489,625	4,594,639	4,705,893	(1)%	(5)%
States and municipalities	41,911	33,400	27,573	14,332	1,621	25%	NM
Corporate bonds	64,720	65,194	65,033	65,505	65,719	(1)%	(2)%
Other	14,609	10,249	11,421	7,307	4,114	43%	NM
Total investment securities	4,583,051	4,603,756	4,593,750	4,681,881	4,777,445	*	(4)%
Trading securities	1,564,201	1,443,969	1,634,726	1,501,857	1,568,675	8%	*
Other earning assets:
Federal funds sold	47,664	113,043	43,752	43,396	35,165	(58)%	36%
Securities purchased under agreements to resell	593,412	428,687	609,891	764,743	728,785	38%	(19)%
Interest-bearing cash (c)	648,927	1,717,696	1,073,540	486,280	447,461	(62)%	45%
Total other earning assets	1,290,003	2,259,426	1,727,183	1,294,419	1,211,411	(43)%	6%
Total earning assets	36,716,101	36,290,852	35,824,690	35,552,887	35,583,530	1%	3%
Allowance for loan losses	(188,243)	(182,332)	(186,978)	(186,204)	(187,253)	3%	1%
Cash and due from banks	590,622	610,470	615,199	597,578	564,554	(3)%	5%
Fixed income receivables	64,958	55,393	56,519	54,176	51,346	17%	27%
Premises and equipment, net	478,607	485,462	499,867	518,017	532,259	(1)%	(10)%
Derivative assets	83,050	55,288	38,449	31,322	99,212	50%	(16)%
Other assets (d)	3,497,912	3,568,059	3,454,782	3,509,257	3,530,064	(2)%	(1)%
Total assets	$41,243,007	$40,883,192	$40,302,528	$40,077,033	$40,173,712	1%	3%

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Consumer interest	$13,597,195	$13,390,692	$12,965,734	$12,663,181	$12,581,023	2%	8%
Commercial interest	6,599,793	6,577,476	5,900,136	5,580,371	5,618,245	*	17%
Market-indexed (e)	3,818,949	4,734,295	4,947,192	4,486,335	4,488,503	(19)%	(15)%
Total interest-bearing deposits	24,015,937	24,702,463	23,813,062	22,729,887	22,687,771	(3)%	6%
Federal funds purchased	519,497	370,868	334,036	454,670	368,321	40%	41%
Securities sold under agreements to repurchase	691,490	688,765	710,898	720,716	667,689	*	4%
Trading liabilities	548,653	375,169	543,696	702,026	666,092	46%	(18)%
Other short-term borrowings (f)	650,387	114,474	244,413	861,865	1,399,580	NM	(54)%
Term borrowings	1,183,205	1,172,618	1,172,405	1,235,166	1,220,494	1%	(3)%
Total interest-bearing liabilities	27,609,169	27,424,357	26,818,510	26,704,330	27,009,947	1%	2%
Noninterest-bearing deposits	7,947,607	7,795,015	8,034,692	8,117,349	8,003,901	2%	(1)%
Fixed income payables	25,579	21,978	19,858	17,582	15,453	16%	66%
Derivative liabilities	61,715	94,943	147,075	114,211	103,130	(35)%	(40)%
Other liabilities (d)	729,776	737,664	551,695	512,259	488,735	(1)%	49%
Total liabilities	36,373,846	36,073,957	35,571,830	35,465,731	35,621,166	1%	2%
Equity:
Common stock	196,319	198,460	201,006	202,852	203,381	(1)%	(3)%
Capital surplus	2,964,824	3,015,017	3,068,536	3,108,721	3,121,578	(2)%	(5)%
Undivided profits	1,629,474	1,572,177	1,510,503	1,323,826	1,240,809	4%	31%
Accumulated other comprehensive loss, net	(312,511)	(367,474)	(440,402)	(415,152)	(404,277)	(15)%	23%
Preferred stock	95,624	95,624	95,624	95,624	95,624	*	*
Noncontrolling interest (g)	295,431	295,431	295,431	295,431	295,431	*	*
Total equity	4,869,161	4,809,235	4,730,698	4,611,302	4,552,546	1%	7%
Total liabilities and equity	$41,243,007	$40,883,192	$40,302,528	$40,077,033	$40,173,712	1%	3%
NM - Not meaningful
*Amount is less than one percent.

(a)	Includes loans on nonaccrual status.

(b)	2Q19 includes $528.5 million of SBA and USDA loans, $72.2 million of mortgage loans, and $6.0 million of other consumer loans.

(c)	Includes excess balances held at Fed.

(d)
1Q19 increase largely driven by the adoption of ASU 2016-02, "Leases" which resulted in approximately $180 million of lease assets and approximately $200 million of lease liabilities being added to the balance sheet.

(e)	Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

(f)	Balance fluctuates largely based on the level of FHLB borrowings as a result of loan demand and deposit levels.

(g)	Consists of preferred stock of subsidiaries.

FHN CONSOLIDATED NET INTEREST INCOME (a)
Quarterly, Unaudited

						2Q19 Changes vs.
(Thousands)	2Q19	1Q19	4Q18	3Q18	2Q18	1Q19	2Q18

Interest Income:
Loans, net of unearned income (b)	$354,067	$334,167	$333,935	$333,088	$326,069	6%	9%
Loans held-for-sale (c)	8,128	9,877	11,759	9,977	11,228	(18)%	(28)%
Investment securities:
U.S. government agencies	29,075	30,107	30,744	31,106	31,692	(3)%	(8)%
States and municipalities	347	362	300	129	13	(4)%	NM
Corporate bonds	713	712	716	714	720	*	(1)%
Other	1,278	895	955	592	342	43%	NM
Total investment securities	31,413	32,076	32,715	32,541	32,767	(2)%	(4)%
Trading securities	13,332	13,712	15,533	14,305	14,967	(3)%	(11)%
Other earning assets:
Federal funds sold	326	733	304	273	207	(56)%	57%
Securities purchased under agreements to resell	3,301	2,336	3,197	3,510	2,944	41%	12%
Interest-bearing cash	3,689	10,209	5,884	2,257	1,950	(64)%	89%
Total other earning assets	7,316	13,278	9,385	6,040	5,101	(45)%	43%
Interest income	$414,256	$403,110	$403,327	$395,951	$390,132	3%	6%

Interest Expense:
Interest-bearing deposits:
Consumer interest	$25,666	$24,641	$21,607	$17,968	$14,153	4%	81%
Commercial interest	29,927	28,153	22,706	18,302	14,737	6%	NM
Market-indexed (d)	23,409	29,416	29,366	22,820	19,859	(20)%	18%
Total interest-bearing deposits	79,002	82,210	73,679	59,090	48,749	(4)%	62%
Federal funds purchased	3,142	2,287	1,933	2,355	1,640	37%	92%
Securities sold under agreements to repurchase	3,580	3,496	3,329	2,780	1,997	2%	79%
Trading liabilities	3,756	2,816	4,320	5,125	4,790	33%	(22)%
Other short-term borrowings	4,316	961	1,571	4,627	6,473	NM	(33)%
Term borrowings	14,683	14,337	13,842	13,992	13,230	2%	11%
Interest expense	108,479	106,107	98,674	87,969	76,879	2%	41%
Net interest income - tax equivalent basis	305,777	297,003	304,653	307,982	313,253	3%	(2)%
Fully taxable equivalent adjustment	(2,167)	(2,495)	(2,141)	(2,282)	(2,321)	13%	7%
Net interest income	$303,610	$294,508	$302,512	$305,700	$310,932	3%	(2)%
NM - Not meaningful
*Amount is less than one percent.

(a)	Net interest income adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.

(b)	Includes interest on loans in nonaccrual status.

(c)	3Q18 decrease largely driven by the sale of approximately $120 million UPB of loans in 2Q18.

(d)	Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

FHN CONSOLIDATED AVERAGE BALANCE SHEET: YIELDS AND RATES
Quarterly, Unaudited

	2Q19	1Q19	4Q18	3Q18	2Q18

Assets:
Earning assets (a)
Loans, net of unearned income (b)
Commercial loans	5.05%	5.08%	5.00%	4.95%	4.88%
Consumer loans	4.65	4.59	4.54	4.51	4.52
Total loans, net of unearned income (c)	4.95	4.96	4.88	4.84	4.79
Loans held-for-sale	5.36	5.89	6.58	5.49	6.18
Investment securities:
U.S. government agencies	2.61	2.68	2.74	2.71	2.69
States and municipalities	3.31	4.33	4.36	3.60	3.12
Corporate bonds	4.41	4.37	4.40	4.36	4.38
Other	34.73	34.56	33.16	31.97	32.48
Total investment securities	2.74	2.79	2.85	2.78	2.74
Trading securities	3.41	3.80	3.80	3.81	3.82
Other earning assets:
Federal funds sold	2.74	2.63	2.76	2.50	2.36
Securities purchased under agreements to resell	2.23	2.21	2.08	1.82	1.62
Interest-bearing cash	2.28	2.41	2.17	1.84	1.75
Total other earning assets	2.27	2.38	2.16	1.85	1.69
Interest income/total earning assets	4.52%	4.49%	4.47%	4.43%	4.39%
Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Consumer interest	0.76%	0.75%	0.66%	0.56%	0.45%
Commercial interest	1.82	1.74	1.53	1.30	1.05
Market-indexed (d)	2.46	2.52	2.35	2.02	1.77
Total interest-bearing deposits	1.32	1.35	1.23	1.03	0.86
Federal funds purchased	2.43	2.50	2.30	2.05	1.79
Securities sold under agreements to repurchase	2.08	2.06	1.86	1.53	1.20
Trading liabilities	2.75	3.04	3.15	2.90	2.88
Other short-term borrowings	2.66	3.40	2.55	2.13	1.86
Term borrowings (e)	4.96	4.89	4.72	4.53	4.34
Interest expense/total interest-bearing liabilities	1.58	1.57	1.46	1.31	1.14
Net interest spread	2.94%	2.92%	3.01%	3.12%	3.25%
Effect of interest-free sources used to fund earning assets	0.40	0.39	0.37	0.32	0.28
Net interest margin	3.34%	3.31%	3.38%	3.44%	3.53%

Total loan yield	4.95%	4.96%	4.88%	4.84%	4.79%
Total deposit cost	0.99%	1.03%	0.92%	0.76%	0.64%
Yields are adjusted to a FTE basis assuming a statutory federal income tax rate of 21 percent and, where applicable, state income taxes.

(a)	Earning assets yields are expressed net of unearned income.

(b)	Includes loan fees and cash basis interest income.

(c)	Includes loans on nonaccrual status.

(d)	Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

(e)	Rates are expressed net of unamortized debenture cost for term borrowings.

FHN CAPITAL HIGHLIGHTS
Quarterly, Unaudited

						2Q19 Changes vs.
(Dollars and shares in thousands)	2Q19	1Q19	4Q18	3Q18	2Q18	1Q19	2Q18

Common equity tier 1 capital (a) (b) (c)	$3,270,483	$3,239,249	$3,223,702	$3,252,825	$3,002,958	1%	9%
Tier 1 capital (a) (b) (c)	3,620,025	3,583,577	3,565,373	3,589,565	3,338,179	1%	8%
Total capital (a) (c)	4,009,147	3,963,901	3,940,117	3,973,141	3,760,651	1%	7%

Risk-weighted assets (“RWA”) (a) (b)	35,349,600	33,656,950	33,002,595	33,041,617	33,437,145	5%	6%
Average assets for leverage (a) (b)	40,022,130	39,717,387	39,221,755	38,962,431	39,003,215	1%	3%

Common equity tier 1 ratio (a) (b) (c)	9.25%	9.62%	9.77%	9.84%	8.98%
Tier 1 ratio (a) (b) (c)	10.24%	10.65%	10.80%	10.86%	9.98%
Total capital ratio (a) (c)	11.34%	11.78%	11.94%	12.02%	11.25%
Leverage ratio (a) (b)	9.05%	9.02%	9.09%	9.21%	8.56%

Total equity to total assets (c)	11.68%	11.79%	11.72%	11.67%	11.08%
Tangible common equity/tangible assets (“TCE/TA”) (c) (d)	7.29%	7.27%	7.15%	7.12%	6.54%
Period-end shares outstanding (e)	312,478	315,361	318,573	323,943	325,003	(1)%	(4)%
Cash dividends declared per common share	$0.14	$0.14	$0.12	$0.12	$0.12	*	17%
Book value per common share (c)	$14.51	$14.13	$13.79	$13.43	$12.80	3%	13%
Tangible book value per common share (c) (d)	$9.47	$9.11	$8.81	$8.58	$7.94	4%	19%
Market capitalization (millions)	$4,665.3	$4,408.7	$4,192.4	$5,591.3	$5,798.1	6%	(20)%
Certain previously reported amounts have been reclassified to agree with current presentation.
* Amount is less than one percent.

(a)	Current quarter is an estimate.

(b)	See Glossary of Terms for definition.

(c)	3Q18 includes the effect of the pre-tax gain of $212.9 million from the sale of Visa Class B Shares.

(d)
TCE/TA and Tangible book value per common share are non-GAAP measures and are reconciled to Total equity to total assets (GAAP) and to Book value per common share (GAAP), respectively, in the Non-GAAP to GAAP reconciliation on page 22 of this financial supplement.

(e)	2Q19, 1Q19, and 4Q18 decreases largely attributable to shares repurchased under share repurchase programs.

FHN BUSINESS SEGMENT HIGHLIGHTS
Quarterly, Unaudited

						2Q19 Changes vs.
(Thousands)	2Q19	1Q19	4Q18	3Q18	2Q18	1Q19	2Q18

Regional Banking
Net interest income	$297,328	$285,913	$298,288	$301,099	$305,935	4%	(3)%
Noninterest income (a)	81,475	73,030	70,003	80,705	80,767	12%	1%
Total revenues	378,803	358,943	368,291	381,804	386,702	6%	(2)%
Provision for loan losses	17,775	13,443	8,488	7,205	4,613	32%	NM
Noninterest expense	193,268	199,468	206,001	207,549	210,038	(3)%	(8)%
Income before income taxes	167,760	146,032	153,802	167,050	172,051	15%	(2)%
Provision for income taxes	39,504	33,860	36,077	39,195	40,424	17%	(2)%
Net income	$128,256	$112,172	$117,725	$127,855	$131,627	14%	(3)%

Fixed Income
Net interest income	$6,171	$7,331	$9,011	$9,054	$9,200	(16)%	(33)%
Noninterest income	65,622	53,807	39,678	41,124	38,363	22%	71%
Total revenues	71,793	61,138	48,689	50,178	47,563	17%	51%
Noninterest expense	55,770	50,774	46,516	46,561	46,933	10%	19%
Income before income taxes	16,023	10,364	2,173	3,617	630	55%	NM
Provision/(benefit) for income taxes	3,781	2,397	408	719	(69)	58%	NM
Net income	$12,242	$7,967	$1,765	$2,898	$699	54%	NM

Corporate
Net interest income/(expense)	$(7,000)	$(7,803)	$(15,356)	$(15,462)	$(17,177)	10%	59%
Noninterest income (b)	9,400	13,352	(1,411)	222,620	8,738	(30)%	8%
Total revenues	2,400	5,549	(16,767)	207,158	(8,439)	(57)%	NM
Noninterest expense (c)	55,500	40,374	23,144	33,561	67,868	37%	(18)%
Income/(loss) before income taxes	(53,100)	(34,825)	(39,911)	173,597	(76,307)	(52)%	30%
Provision/ (benefit) for income taxes (d)	(13,150)	(11,396)	(14,608)	40,458	(22,960)	(15)%	43%
Net income/(loss)	$(39,950)	$(23,429)	$(25,303)	$133,139	$(53,347)	(71)%	25%

Non-Strategic
Net interest income	$7,111	$9,067	$10,569	$11,009	$12,974	(22)%	(45)%
Noninterest income (e)	1,496	856	2,004	4,523	(343)	75%	NM
Total revenues	8,607	9,923	12,573	15,532	12,631	(13)%	(32)%
Provision/(provision credit) for loan losses	(4,775)	(4,443)	(2,488)	(5,205)	(4,613)	(7)%	(4)%
Noninterest expense (f)	(4,144)	5,474	6,271	6,360	7,929	NM	NM
Income before income taxes	17,526	8,892	8,790	14,377	9,315	97%	88%
Provision for income taxes	4,332	2,197	2,172	3,553	2,302	97%	88%
Net income	$13,194	$6,695	$6,618	$10,824	$7,013	97%	88%

Total Consolidated
Net interest income	$303,610	$294,508	$302,512	$305,700	$310,932	3%	(2)%
Noninterest income	157,993	141,045	110,274	348,972	127,525	12%	24%
Total revenues	461,603	435,553	412,786	654,672	438,457	6%	5%
Provision/(provision credit) for loan losses	13,000	9,000	6,000	2,000	—	44%	NM
Noninterest expense	300,394	296,090	281,932	294,031	332,768	1%	(10)%
Income before income taxes	148,209	130,463	124,854	358,641	105,689	14%	40%
Provision for income taxes	34,467	27,058	24,049	83,925	19,697	27%	75%
Net income	$113,742	$103,405	$100,805	$274,716	$85,992	10%	32%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful

(a)	4Q18 includes an $8.7 million unfavorable adjustment related to the return of excess fees received on Capital Bank debit card transactions.

(b)
1Q19 includes higher deferred compensation income driven by equity market valuations; 4Q18 includes lower deferred compensation income driven by equity market valuations and a $1.8 million negative valuation adjustment on HFS consumer loans included in the Non-Strategic segment; 3Q18 includes a pre-tax gain of $212.9 million from the sale of Visa Class B Shares.

(c)
Refer to the Acquisition, Restructuring, and Rebranding expense tables on page 8 for additional information about variability in quarterly balances; 2Q18 includes $4.1 million of valuation adjustments associated with derivatives related to prior sales of Visa Class B shares.

(d)	3Q18 reflects the tax effect on the gain on the sale of Visa Class B Shares.

(e)	2Q19 and 3Q18 include $1.1 million and $3.8 million, respectively, of gains from the reversal of previous valuation adjustments due to the sales and payoff of TRUPS loans.

(f)	2Q19 includes an $8.3 million expense reversal related to the settlement of litigation matters.

FHN REGIONAL BANKING
Quarterly, Unaudited

						2Q19 Changes vs.
	2Q19	1Q19	4Q18	3Q18	2Q18	1Q19	2Q18

Income Statement (thousands)
Net interest income	$297,328	$285,913	$298,288	$301,099	$305,935	4%	(3)%
Provision for loan losses	17,775	13,443	8,488	7,205	4,613	32%	NM
Noninterest income:
NSF / Overdraft fees (a)	12,347	11,579	14,128	13,583	12,663	7%	(2)%
Cash management fees	8,026	8,857	9,073	9,237	9,193	(9)%	(13)%
Debit card income (b)	4,960	5,372	(3,142)	7,811	8,395	(8)%	(41)%
Other	5,275	4,195	3,554	3,357	4,260	26%	24%
Total deposit transactions and cash management	30,608	30,003	23,613	33,988	34,511	2%	(11)%
Brokerage, management fees and commissions	14,118	12,630	13,377	14,199	13,740	12%	3%
Trust services and investment management	7,902	7,056	6,961	7,453	8,147	12%	(3)%
Bankcard income	6,594	7,039	7,738	7,866	7,202	(6)%	(8)%
Other service charges	5,460	3,711	3,255	3,447	3,557	47%	54%
Miscellaneous revenue	16,793	12,591	15,059	13,752	13,610	33%	23%
Total noninterest income	81,475	73,030	70,003	80,705	80,767	12%	1%
Noninterest expense:
Employee compensation, incentives, and benefits	76,752	81,796	82,304	81,140	81,836	(6)%	(6)%
Other (c)	116,516	117,672	123,697	126,409	128,202	(1)%	(9)%
Total noninterest expense	193,268	199,468	206,001	207,549	210,038	(3)%	(8)%
Income before income taxes	$167,760	$146,032	$153,802	$167,050	$172,051	15%	(2)%
PPNR (d)	185,535	159,475	162,290	174,255	176,664	16%	5%

Balance Sheet (millions)
Average loans	$27,533	$26,107	$25,877	$25,964	$25,814	5%	7%
Average other earning assets	47	39	41	60	57	21%	(18)%
Total average earning assets	27,580	26,146	25,918	26,024	25,871	5%	7%
Total average deposits	29,954	29,590	28,316	27,565	27,411	1%	9%
Total period-end deposits	30,272	30,354	29,344	27,726	27,840	*	9%
Total period-end assets	31,376	29,544	29,126	28,739	28,965	6%	8%

Key Statistics
Return on average assets (quarters are annualized) (e)	1.70%	1.58%	1.64%	1.78%	1.86%
Return on allocated equity (e) (f)	17.38%	15.54%	15.86%	16.90%	17.36%
Fee income to total revenue (e)	21.51%	20.35%	19.01%	21.14%	20.89%
Efficiency ratio (e)	51.02%	55.57%	55.93%	54.36%	54.37%
Net interest margin (g)	4.35%	4.47%	4.60%	4.62%	4.78%
Net interest spread	3.99%	3.98%	4.04%	4.08%	4.15%
Loan average yield	4.88%	4.86%	4.78%	4.69%	4.65%
Deposit average rate	0.89%	0.88%	0.74%	0.61%	0.50%
Regional banking net charge-offs/(recoveries)	$7,841	$5,540	$12,597	$3,693	$4,325	42%	81%
Financial center locations	292	292	292	292	292	*	*
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent

(a)	Variability is driven by changes in consumer behavior and seasonality.

(b)	4Q18 includes an $8.7 million unfavorable adjustment related to the return of excess fees received on Capital Bank debit card transactions.

(c)	3Q18 includes a $1.6 million expense reversal related to a recovery of prior litigation losses.

(d)	Pre-provision net revenue is not a GAAP number but is used in regulatory stress test reporting. The presentation of PPNR in this Financial Supplement follows the regulatory definition.

(e)	See Glossary of Terms for definitions of Key Ratios.

(f)	Segment equity is allocated based on an internal allocation methodology.

(g)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 21 percent, and, where applicable, state income taxes.

FHN FIXED INCOME
Quarterly, Unaudited

						2Q19 Changes vs.
	2Q19	1Q19	4Q18	3Q18	2Q18	1Q19	2Q18

Income Statement (thousands)
Net interest income	$6,171	$7,331	$9,011	$9,054	$9,200	(16)%	(33)%
Noninterest income:
Fixed income product revenue	54,533	44,472	30,028	34,268	29,940	23%	82%
Other	11,089	9,335	9,650	6,856	8,423	19%	32%
Total noninterest income	65,622	53,807	39,678	41,124	38,363	22%	71%
Noninterest expense	55,770	50,774	46,516	46,561	46,933	10%	19%
Income before income taxes	$16,023	$10,364	$2,173	$3,617	$630	55%	NM
Fixed income product average daily revenue	$866	$729	$492	$544	$468	19%	85%

Balance Sheet (millions)
Average trading inventory	$1,563	$1,443	$1,633	$1,500	$1,566	8%	*
Average loans held-for-sale	528	571	608	617	539	(8)%	(2)%
Average other earning assets	670	491	675	826	797	36%	(16)%
Total average earning assets	2,761	2,505	2,916	2,943	2,902	10%	(5)%
Total period-end assets	3,233	3,094	2,789	3,742	3,460	4%	(7)%

Key Statistics
Return on average assets (a)	1.57%	1.13%	0.22%	0.35%	0.09%
Return on allocated equity (a) (b)	24.29%	16.20%	3.38%	5.47%	1.33%
Efficiency ratio (a)	77.68%	83.05%	95.54%	92.79%	98.68%
Net interest margin (c)	0.92%	1.19%	1.26%	1.26%	1.30%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent.

(a)	See Glossary of Terms for definitions of Key Ratios.

(b)	Segment equity is allocated based on an internal allocation methodology.

(c)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 21 percent, and, where applicable, state income taxes.

FHN CORPORATE
Quarterly, Unaudited

						2Q19 Changes vs.
	2Q19	1Q19	4Q18	3Q18	2Q18	1Q19	2Q18

Income Statement (thousands)
Net interest income/(expense)	$(7,000)	$(7,803)	$(15,356)	$(15,462)	$(17,177)	10%	59%
Noninterest income excluding securities gains/(losses) (a)	9,351	13,321	(1,383)	9,762	8,706	(30)%	7%
Securities gains/(losses), net (b)	49	31	(28)	212,858	32	57%	52%
Noninterest expense (c)	55,500	40,374	23,144	33,561	67,868	37%	(18)%
Income/(loss) before income taxes	$(53,100)	$(34,825)	$(39,911)	$173,597	$(76,307)	(52)%	30%

Average Balance Sheet (millions)
Average investment securities	$4,568	$4,594	$4,582	$4,675	$4,773	(1)%	(4)%
Total earning assets	$5,295	$6,463	$5,732	$5,213	$5,254	(18)%	1%

Deferred Compensation (thousands)
Other Income	$1,938	$5,474	$(6,124)	$1,458	$991	(65)%	96%
Employee compensation, incentives, and benefits	$2,150	$6,221	$(6,983)	$1,968	$866	(65)%	NM
Estimated effective duration of securities portfolio 2.8 years in 2Q19 compared to 3.5 years in 1Q19
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not Meaningful

(a)
1Q19 includes higher deferred compensation income driven by equity market valuations; 4Q18 includes lower deferred compensation income driven by equity market valuations and a $1.8 million negative valuation adjustment on HFS consumer loans included in the Non-Strategic segment; 3Q18 includes $.8 million of gains on the sales of buildings.

(b)	3Q18 includes a pre-tax gain of $212.9 million from the sale of Visa Class B Shares.

(c)
Refer to the Acquisition, Restructuring, and Rebranding expense tables on page 8 for additional information about variability in quarterly balances; 2Q18 includes $4.1 million of valuation adjustments associated with derivatives related to prior sales of Visa Class B shares.

FHN NON-STRATEGIC
Quarterly, Unaudited

						2Q19 Changes vs.
	2Q19	1Q19	4Q18	3Q18	2Q18	1Q19	2Q18

Income Statement (thousands)
Net interest income	$7,111	$9,067	$10,569	$11,009	$12,974	(22)%	(45)%
Provision/(provision credit) for loan losses	(4,775)	(4,443)	(2,488)	(5,205)	(4,613)	(7)%	(4)%
Noninterest income (a)	1,496	856	2,004	4,523	(343)	75%	NM
Noninterest expense (b)	(4,144)	5,474	6,271	6,360	7,929	NM	NM
Income before income taxes	$17,526	$8,892	$8,790	$14,377	$9,315	97%	88%

Average Balance Sheet (millions)
Loans	$1,011	$1,087	$1,161	$1,272	$1,385	(7)%	(27)%
Other assets	81	88	98	100	176	(8)%	(54)%
Total assets	1,092	1,175	1,259	1,372	1,561	(7)%	(30)%

Key Statistics
Return on average assets (c)	4.85%	2.31%	2.09%	3.13%	1.80%
Return on allocated equity (c) (d)	63.74%	25.49%	22.06%	28.23%	17.27%
Fee income to total revenue (c)	17.38%	8.63%	15.94%	29.12%	NM
Efficiency ratio (c)	NM	55.16%	49.88%	40.95%	62.77%
Net interest margin (e)	2.64%	3.11%	3.35%	3.19%	3.34%
Net charge-offs/(recoveries)	$(2,679)	$(1,027)	$(1,062)	$(2,190)	$(2,593)	NM	(3)%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful

(a)	2Q19 and 3Q18 include $1.1 million and $3.8 million, respectively, of gains from the reversal of previous valuation adjustments due to the sales and payoff of TRUPS loans.
(b) 2Q19 includes an $8.3 million expense reversal related to the settlement of litigation matters.

(c)	See Glossary of Terms for definitions of Key Ratios.

(d)	Segment equity is allocated based on an internal allocation methodology.

(e)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 21 percent, and, where applicable, state income taxes.

FHN ASSET QUALITY: CONSOLIDATED
Quarterly, Unaudited

2Q19 Changes vs.
(Dollars in thousands)	2Q19	1Q19	4Q18	3Q18	2Q18	1Q19	2Q18

Allowance for Loan Losses Walk-Forward
Beginning reserve	$184,911	$180,424	$185,959	$185,462	$187,194	2%	(1)%
Provision/(provision credit) for loan losses	13,000	9,000	6,000	2,000	—	NM	NM
Charge-offs	(12,223)	(10,527)	(17,824)	(9,482)	(10,008)	(16)%	(22)%
Recoveries	7,061	6,014	6,289	7,979	8,276	17%	(15)%
Ending balance	$192,749	$184,911	$180,424	$185,959	$185,462	4%	4%
Reserve for unfunded commitments	7,524	8,014	7,618	7,581	6,536	(6)%	15%
Total allowance for loan losses plus reserve for unfunded commitments	$200,273	$192,925	$188,042	$193,540	$191,998	4%	4%

Allowance for Loan Losses (a)
Regional Banking	$170,849	$160,914	$153,015	$157,126	$153,617	6%	11%
Non-Strategic	21,900	23,997	27,409	28,833	31,845	(9)%	(31)%
Total allowance for loan losses	$192,749	$184,911	$180,424	$185,959	$185,462	4%	4%

Nonperforming Assets
Regional Banking
Nonperforming loans	$145,265	$115,977	$79,339	$76,145	$50,856	25%	NM
OREO	13,251	16,698	18,535	20,571	22,095	(21)%	(40)%
Total Regional Banking	$158,516	$132,675	$97,874	$96,716	$72,951	19%	NM
Non-Strategic
Nonperforming loans	$57,654	$63,960	$66,703	$68,485	$72,190	(10)%	(20)%
Nonperforming loans held-for-sale after fair value adjustments	4,514	5,219	5,328	5,675	5,769	(14)%	(22)%
OREO	3,342	3,978	3,852	5,155	4,361	(16)%	(23)%
Total Non-Strategic	$65,510	$73,157	$75,883	$79,315	$82,320	(10)%	(20)%
Corporate
Nonperforming loans	$1,667	$1,687	$1,707	$1,727	$1,746	(1)%	(5)%
Total nonperforming assets	$225,693	$207,519	$175,464	$177,758	$157,017	9%	44%

Net Charge-Offs
Regional Banking	$7,841	$5,540	$12,597	$3,693	$4,325	42%	81%
Non-Strategic	(2,679)	(1,027)	(1,062)	(2,190)	(2,593)	NM	(3)%
Total net charge-offs/(recoveries)	$5,162	$4,513	$11,535	$1,503	$1,732	14%	NM

Consolidated Key Ratios (b)
30+ Delinq. % (c)	0.20%	0.23%	0.27%	0.35%	0.31%
NPL % (d) (e)	0.69	0.65	0.54	0.54	0.45
NPA %	0.74	0.72	0.62	0.63	0.55
Net charge-offs % (f)	0.07	0.07	0.17	0.02	0.03
Allowance / loans %	0.65	0.66	0.66	0.68	0.67
Allowance / NPL	0.94	x	1.02	x	1.22	x	1.27	x	1.49	x
Allowance / NPA	0.87	x	0.91	x	1.06	x	1.08	x	1.23	x
Allowance / net charge-offs	9.31	x	10.10	x	3.94	x	31.20	x	26.70	x

Other
Loans past due 90 days or more and still accruing (g)	$28,663	$30,896	$39,992	$49,352	$44,467	(7)%	(36)%
Guaranteed portion (g)	5,628	5,725	7,237	7,772	8,412	(2)%	(33)%
Period-end loans, net of unearned income (millions)	29,713	27,990	27,536	27,350	27,702	6%	7%
30+ delinquencies (thousands)	$58,861	$63,693	$75,164	$95,092	$85,139	(8)%	(31)%
Certain previously reported amounts have been reclassified to agree with current presentation
NM - Not meaningful

(a)	In 2Q19, the HBF portfolio was retrospectively reclassed through 2Q18 from the Regional Banking segment to the Non-Strategic segment.
(b) See Glossary of Terms for definitions of Consolidated Key Ratios.

(c)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(d)	3Q18 increase in NPLs as a percentage of total loans was driven by one large credit.

(e)	2Q19 increase in NPLs as a percentage of total loans was primarily driven by one credit.
(f) 4Q18 increase in charge-offs as a percentage of total loans was primarily driven by two credits.

(g)	Includes loans held-for-sale.

FHN ASSET QUALITY: CONSOLIDATED
Quarterly, Unaudited

2Q19 Changes vs.
2Q19	1Q19	4Q18	3Q18	2Q18	1Q19	2Q18

Key Portfolio Details
C&I
Period-end loans ($ millions)	$19,054	$17,176	$16,515	$16,044	$16,439	11%	16%
30+ Delinq. % (a)	0.05%	0.07%	0.06%	0.15%	0.14%
NPL % (b) (c) (d)	0.56	0.44	0.24	0.26	0.12
Charge-offs % (qtr. annualized) (e) (f)	0.14	0.06	0.20	0.01	0.06
Allowance / loans %	0.61%	0.60%	0.60%	0.63%	0.59%
Allowance / net charge-offs	4.77	x	11.26	x	3.06	x	74.66	x	10.73	x

Commercial Real Estate
Period-end loans ($ millions)	$3,861	$3,947	$4,031	$4,237	$4,136	(2)%	(7)%
30+ Delinq. % (a) (g)	0.07%	0.04%	0.06%	0.20%	0.06%
NPL %	0.07	0.07	0.07	0.02	0.03
Charge-offs % (qtr. annualized)	0.02	0.04	0.05	NM	0.01
Allowance / loans %	0.85%	0.87%	0.78%	0.80%	0.82%
Allowance / net charge-offs	39.25	22.50	x	15.45	x	NM	55.04	x

Consumer Real Estate
Period-end loans ($ millions)	$6,110	$6,152	$6,250	$6,301	$6,328	(1)%	(3)%
30+ Delinq. % (a)	0.62%	0.66%	0.74%	0.73%	0.67%
NPL %	1.25	1.34	1.32	1.27	1.25
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	0.37%	0.39%	0.42%	0.46%	0.54%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Permanent Mortgage
Period-end loans ($ millions)	$193	$209	$222	$237	$250	(8)%	(23)%
30+ Delinq. % (a)	2.22%	1.95%	3.21%	3.56%	2.59%
NPL %	9.28	10.01	9.76	9.41	9.76
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	4.49%	4.82%	4.95%	4.68%	4.68%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Credit Card and Other
Period-end loans ($ millions)	$495	$506	$518	$531	$549	(2)%	(10)%
30+ Delinq. % (a)	1.06%	1.20%	1.63%	1.64%	1.80%
NPL %	0.09	0.09	0.12	0.13	0.07
Charge-offs % (qtr. annualized)	2.17	2.44	3.32	3.32	2.61
Allowance / loans %	2.46%	2.50%	2.46%	2.21%	1.63%
Allowance / net charge-offs	1.13	x	1.01	x	0.73	x	0.66	x	0.62	x
NM - Not meaningful

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(b)	3Q18 increase in NPLs as a percentages of total loans was driven by one large credit.
(c) 1Q19 increase in NPLs as a percentages of total loans was primarily driven by three credits.
(d) 2Q19 increase in NPLs as a percentage of total loans was primarily driven by one credit.

(e)	4Q18 increase in charge-offs as a percentage of loans was primarily driven by two credits.
(f) 2Q19 increase in charge-offs as a percentage of total loans was primarily driven by one credit.

(g)	3Q18 increase in delinquencies primarily driven by two credits.

FHN ASSET QUALITY: REGIONAL BANKING
Quarterly, Unaudited

2Q19 Changes vs.
2Q19	1Q19	4Q18	3Q18	2Q18	1Q19	2Q18

Total Regional Banking (a) (b)
Period-end loans ($ millions)	$28,711	$26,898	$26,385	$26,082	$26,324	7%	9%
30+ Delinq. % (c)	0.15%	0.17%	0.19%	0.26%	0.23%
NPL % (d) (e) (f)	0.51	0.43	0.30	0.29	0.19
Charge-offs % (qtr. annualized) (g) (h)	0.11	0.09	0.19	0.06	0.07
Allowance / loans %	0.60%	0.60%	0.58%	0.60%	0.58%
Allowance / net charge-offs	5.43	x	7.16	x	3.06	x	10.73	x	8.86	x

Key Portfolio Details
C&I (b)
Period-end loans ($ millions)	$18,710	$16,812	$16,149	$15,671	$16,015	11%	17%
30+ Delinq. % (c)	0.05%	0.06%	0.06%	0.15%	0.15%
NPL % (d) (e) (f)	0.56	0.43	0.23	0.25	0.10
Charge-offs % (qtr. annualized) (g) (h)	0.14	0.06	0.21	0.01	0.06
Allowance / loans %	0.61%	0.61%	0.60%	0.63%	0.60%
Allowance / net charge-offs	4.73	x	10.98	x	3.01	x	71.90	x	10.57

Commercial Real Estate (b)
Period-end loans ($ millions)	$3,787	$3,867	$3,955	$4,120	$4,038	(2)%	(6)%
30+ Delinq. % (c) (i)	0.07%	0.04%	0.06%	0.21%	0.07%
NPL %	0.07	0.07	0.08	0.02	0.04
Charge-offs % (qtr. annualized)	0.02	0.04	0.05	NM	0.02
Allowance / loans %	0.77%	0.80%	0.71%	0.73%	0.77%
Allowance / net charge-offs	34.79	20.16	13.63	NM	50.39

Consumer Real Estate (b)
Period-end loans ($ millions)	$5,773	$5,780	$5,845	$5,859	$5,839	*	(1)%
30+ Delinq. % (c)	0.50%	0.52%	0.58%	0.56%	0.51%
NPL %	0.66	0.71	0.67	0.61	0.56
Charge-offs % (qtr. annualized)	NM	0.04	0.07	0.03	NM
Allowance / loans %	0.25%	0.26%	0.25%	0.28%	0.31%
Allowance / net charge-offs	NM	6.17	3.38	x	10.63	NM

Credit Card, Permanent Mortgage, and Other (a)
Period-end loans ($ millions)	$441	$439	$436	$432	$432	*	2%
30+ Delinq. % (c)	0.72%	0.74%	0.95%	0.80%	0.80%
NPL %	0.06	0.08	0.09	0.08	0.11
Charge-offs % (qtr. annualized)	1.82	2.08	2.55	2.98	2.25
Allowance / loans %	2.76%	2.87%	2.90%	2.64%	2.08%
Allowance / net charge-offs	1.52	x	1.38	x	1.13	x	0.90	x	0.93	x

ASSET QUALITY: CORPORATE

Permanent Mortgage
Period-end loans ($ millions)	$35	$38	$39	$42	$44	(8)%	(20)%
30+ Delinq. % (c)	4.03%	4.54%	4.37%	4.21%	3.32%
NPL %	4.79	4.49	4.35	4.12	3.94
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	NM	NM	NM	NM	NM
Allowance / net charge-offs	NM	NM	NM	NM	NM
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent.
(a) In 3Q18, the acquired CBF indirect auto portfolio was retrospectively reclassed through 4Q17 from the Regional Banking segment to the Non-Strategic segment.
(b) In 2Q19, the HBF portfolio was retrospectively reclassed through 2Q18 from the Regional Banking segment to the Non-Strategic segment.
(c) 30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(d) 3Q18 increase in NPLs as a percentages of total loans was driven by one large credit.
(e) 1Q19 increases in NPLs as a percentage of total loans was primarily driven by three credits.
(f) 2Q19 increase in NPLs as a percentage of total loans was primarily driven by one credit.
(g) 4Q18 increase in charge-offs as a percentage of loans was primarily driven by two credits.
(h) 2Q19 increase in charge-offs as a percentage of total loans was primarily driven by one credit.
(i) 3Q18 increase in delinquencies primarily driven by two credits.

FHN ASSET QUALITY: NON-STRATEGIC
Quarterly, Unaudited

2Q19 Changes vs.
2Q19	1Q19	4Q18	3Q18	2Q18	1Q19	2Q18

Total Non-Strategic (a) (b)
Period-end loans ($ millions)	$967	$1,054	$1,112	$1,226	$1,334	(8)%	(28)%
30+ Delinq. % (c)	1.42%	1.63%	2.15%	2.08%	1.82%
NPL %	5.96	6.06	6.00	5.59	5.41
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	2.27%	2.27%	2.47%	2.35%	2.39%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Key Portfolio Details
Commercial (b)
Period-end loans ($ millions)	$418	$444	$441	$490	$522	(6)%	(20)%
30+ Delinq. % (c)	—%	0.38%	0.39%	—%	—%
NPL %	0.66	0.64	0.65	0.60	0.57
Charge-offs % (qtr. annualized)	0.02	NM	NM	NM	NM
Allowance / loans %	1.20%	1.10%	0.99%	1.02%	0.80%
Allowance / net charge-offs	56.57	NM	NM	NM	NM

Consumer Real Estate (b)
Period-end loans ($ millions)	$337	$372	$405	$442	$489	(9)%	(31)%
30+ Delinq. % (c)	2.60%	2.77%	3.07%	3.06%	2.63%
NPL %	11.40	11.25	10.76	10.08	9.55
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	2.44%	2.41%	2.95%	2.81%	3.28%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Permanent Mortgage
Period-end loans ($ millions)	$155	$168	$179	$191	$201	(8)%	(23)%
30+ Delinq. % (c)	1.67%	1.14%	2.87%	3.31%	2.28%
NPL %	10.36	11.29	10.97	10.60	11.08
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	5.57%	5.96%	6.10%	5.76%	5.77%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Other Consumer (a)
Period-end loans ($ millions)	$57	$70	$87	$103	$122	(19)%	(53)%
30+ Delinq. % (c)	4.21%	4.61%	5.35%	5.47%	5.63%
NPL %	0.72	0.56	0.69	0.66	0.19
Charge-offs % (qtr. annualized)	4.41	4.35	6.77	4.47	3.71
Allowance / loans %	0.09%	0.20%	0.15%	0.37%	0.05%
Allowance / net charge-offs	0.02	x	0.04	x	0.02	x	0.08	0.01
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful

(a)	In 3Q18, the acquired CBF indirect auto portfolio was retrospectively reclassed through 4Q17 from the Regional Banking segment to the Non-Strategic segment.
(b) In 2Q19, the HBF portfolio was retrospectively reclassed through 2Q18 from the Regional Banking segment to the Non-Strategic segment.

(c)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

FHN NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

(Dollars and shares in thousands, except per share data)	2Q19	1Q19	4Q18	3Q18	2Q18

Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$4,926,081	$4,846,521	$4,785,380	$4,741,931	$4,549,749
Less: Noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431
Less: Preferred stock (a)	95,624	95,624	95,624	95,624	95,624
(B) Total common equity	$4,535,026	$4,455,466	$4,394,325	$4,350,876	$4,158,694
Less: Intangible assets (GAAP) (b)	1,575,399	1,581,605	1,587,821	1,571,317	1,577,231
(C) Tangible common equity (Non-GAAP)	$2,959,627	$2,873,861	$2,806,504	$2,779,559	$2,581,463

Tangible Assets (Non-GAAP)
(D) Total assets (GAAP)	$42,171,770	$41,099,003	$40,832,258	$40,635,924	$41,076,795
Less: Intangible assets (GAAP) (b)	1,575,399	1,581,605	1,587,821	1,571,317	1,577,231
(E) Tangible assets (Non-GAAP)	$40,596,371	$39,517,398	$39,244,437	$39,064,607	$39,499,564

Average Tangible Common Equity (Non-GAAP)
(F) Average total equity (GAAP)	$4,869,161	$4,809,235	$4,730,698	$4,611,302	$4,552,546
Less: Average noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431
Less: Average preferred stock (a)	95,624	95,624	95,624	95,624	95,624
(G) Total average common equity	$4,478,106	$4,418,180	$4,339,643	$4,220,247	$4,161,491
Less: Average intangible assets (GAAP) (b)	1,578,505	1,584,694	1,569,533	1,572,886	1,569,449
(H) Average tangible common equity (Non-GAAP)	$2,899,601	$2,833,486	$2,770,110	$2,647,361	$2,592,042

Annualized Net Income/(loss) Available to Common Shareholders
(I) Net income /(loss) available to common shareholders (annualized) (GAAP)	$438,562	$401,642	$382,238	$1,072,318	$327,257

Period-end Shares Outstanding
(J) Period-end shares outstanding	312,478	315,361	318,573	323,943	325,003

Ratios
(I)/(G) Return on average common equity (“ROCE”) (GAAP)	9.79%	9.09%	8.81%	25.41%	7.86%
(I)/(H) Return on average tangible common equity (“ROTCE”) (Non-GAAP)	15.12%	14.17%	13.80%	40.51%	12.63%
(A)/(D) Total equity to total assets (GAAP)	11.68%	11.79%	11.72%	11.67%	11.08%
(C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	7.29%	7.27%	7.15%	7.12%	6.54%
(B)/(J) Book value per common share (GAAP)	$14.51	$14.13	$13.79	$13.43	$12.80
(C)/(J) Tangible book value per common share (Non-GAAP)	$9.47	$9.11	$8.81	$8.58	$7.94

(a)	Included in Total equity on the Consolidated Balance Sheet.

(b)	Includes goodwill and other intangible assets, net of amortization.

FHN GLOSSARY OF TERMS

Average Assets for Leverage: The amount of assets a company uses to calculate the leverage ratio, which includes average total assets less disallowed portions of goodwill, other intangibles, and deferred tax assets, as well as certain other regulatory adjustments made to tier 1 capital.

Common Equity Tier 1 Ratio: Ratio consisting of common equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, less disallowed portions of goodwill, other intangibles, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Core Businesses: Management considers regional banking, fixed income, and corporate as FHN’s core businesses. Non-strategic has legacy assets and operations that are being wound down.

Fully Taxable Equivalent (“FTE”): Reflects the amount of tax-exempt income adjusted to a level that would yield the same after-tax income had that income been subject to taxation.

Market-Indexed Deposits: Deposits with pricing tied to an index not administered by FHN. For FHN these are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

Risk-Weighted Assets: A regulatory risk-based calculation that takes into account the broad differences in risks among a banking organization’s assets and off-balance sheet financial instruments.

Tier 1 Capital Ratio: Ratio consisting of shareholders’ equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, plus qualifying portions of noncontrolling interests, less disallowed portions of goodwill, other intangible assets, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

 Key Ratios

Return on Average Assets: Ratio is annualized net income to average total assets.

Return on Average Common Equity: Ratio is annualized net income available to common shareholders to average common equity.

Return on Average Tangible Common Equity: Ratio is annualized net income available to common shareholders to average tangible common equity.

Fee Income to Total Revenue: Ratio is fee income excluding securities gains/(losses) to total revenue excluding securities gains/(losses).

Efficiency Ratio: Ratio is noninterest expense to total revenue excluding securities gains/(losses).

Leverage Ratio: Ratio is tier 1 capital to average assets for leverage.

Asset Quality - Consolidated Key Ratios

NPL %: Ratio is nonperforming loans in the loan portfolio to total period-end loans.

NPA %: Ratio is nonperforming assets related to the loan portfolio to total period-end loans plus foreclosed real estate and other assets.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans.

Allowance / loans: Ratio is allowance for loan losses to total period-end loans.

Allowance / NPL: Ratio is allowance for loan losses to nonperforming loans in the loan portfolio.

Allowance / NPA: Ratio is allowance for loan losses to nonperforming assets related to the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan losses to annualized net charge-offs.